UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2013, Starwood Property Trust, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2013. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.  Other Events.

On August 1, 2013, the Board of Directors of the Company approved an amendment to the investment guidelines for the Company (the “Investment Guidelines”) as set forth in Exhibit A to the Management Agreement, dated as of August 17, 2009, by and between the Company and SPT Management, LLC (the “Manager”), as amended, which amendment became effective as of August 1, 2013.  The amendment modifies and restates Section 6 of the Investment Guidelines, concerning investment approval procedure, to provide that any investment by the Company of up to $25 million will require the approval of the Company’s Chief Executive Officer; any investment in excess of $25 million but less than or equal to $150 million will require the approval of the Investment Committee of the Manager; any investment in excess of $150 million but less than or equal to $250 million will require the approval of both the Investment Committee of the Board of Directors of the Company and the Investment Committee of the Manager; and any investment in excess of $250 million will require the approval of both the Board of Directors of the Company and the Investment Committee of the Manager.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2013	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 6, 2013